SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report: June 23, 2015 Date of earliest event reported: June 22, 2015

MARTHA STEWART LIVING

OMNIMEDIA, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-15395	52-2187059
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

601 West 26th Street New York, NY		10001
(Address of principal executive offices)		(Zip Code)

(212) 827-8000

Registrant’s telephone number, including area code

Not applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☒	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☒	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement

Merger Agreement

On June 22, 2015, Sequential Brands Group, Inc., a Delaware corporation ( “Sequential”), Martha Stewart Living Omnimedia, Inc., a Delaware corporation (“MSLO”), Madeline Merger Sub., Inc., a Delaware corporation and wholly owned subsidiary of TopCo (“Madeline Merger Sub”), and Singer Merger Sub., Inc., a Delaware corporation and wholly owned subsidiary of TopCo (“Singer Merger Sub” and, together with the Madeline Merger Sub, the “Merger Subs”), and Singer Madeline Holdings, Inc., a Delaware corporation (“TopCo”), entered into an Agreement and Plan of Merger (the “Merger Agreement”).

Pursuant to the Merger Agreement, at the closing (the date on which the closing occurs, the “Closing Date”), Madeline Merger Sub will merge with and into MSLO (the “MSLO Merger”), with MSLO continuing as the surviving corporation of the MSLO Merger and a wholly owned subsidiary of TopCo, upon the terms and subject to the conditions set forth in the Merger Agreement. Substantially concurrently with the MSLO Merger, Singer Merger Sub will merge with and into Sequential (the “Sequential Merger” and together with the MSLO Merger, the “Mergers”), with Sequential continuing as the surviving corporation of the Sequential Merger and a wholly owned subsidiary of TopCo, upon the terms and subject to the conditions set forth in the Merger Agreement.

In connection with the MSLO Merger, each issued and outstanding share of MSLO’s Class A common stock, par value $0.01 per share, and Class B Common stock, par value $0.01 per share (collectively, the “MSLO Common Stock”), will, at the stockholders election, be converted into the right to receive either $6.15 in cash (the “MSLO Cash Consideration”) or a number of fully-paid and nonassessable shares of TopCo’s common stock, par value $0.01 per share (the “TopCo Common Stock”) together with cash, in lieu of fractional shares of TopCo Common Stock, equal to the MSLO Cash Consideration divided by the volume weighted average price per share of Sequential’s common stock, par value $0.01 per share (“Sequential Common Stock”), on the Nasdaq Stock Market (“Nasdaq”) for the consecutive period over the five consecutive trading days ending on the trading day immediately preceding the Closing Date, as calculated by Bloomberg Financial LP under the function “VWAP.” Stockholders of MSLO may receive, with respect to their aggregate shares of MSLO Common Stock, consideration in the form of cash, TopCo Common Stock, or a combination of the two, subject to certain proration procedures described more fully in the Merger Agreement. In connection with the Sequential Merger, each issued and outstanding share of Sequential Common Stock will be converted into the right to receive one fully-paid and nonassessable share of TopCo Common Stock (“the Sequential Merger Consideration” and such exchange ratio, the “Sequential Exchange Ratio”).

The Board of Directors of MSLO (the “MSLO Board”) (except for Martha Stewart, who recused herself), acting upon the unanimous recommendation of a special committee comprised solely of independent directors (the “Special Committee”) unanimously (1) determined that the MSLO Merger and the other transactions contemplated by the Merger Agreement are fair to, advisable and in the best interests of, MSLO and its stockholders, (2) approved the execution, delivery and performance of the Merger Agreement by MSLO and the consummation of the Mergers and the other transactions contemplated by the Merger Agreement, and (3) resolved to recommend the approval and adoption of the Merger Agreement and the transactions contemplated by the Merger Agreement by the stockholders of MSLO. The Special Committee received a fairness opinion from its financial advisor, Moelis & Company. The fairness opinion was subsequently shared with MSLO’s Board of Directors.

The stockholders of MSLO will be asked to vote on the adoption of the Merger Agreement at a special stockholders meeting that will be held on a date to be announced. Consummation of the Mergers is contingent upon obtaining the approval of both MSLO stockholders holding at least a majority in combined voting power of the outstanding MSLO common stock and holders of at least fifty 50% in combined voting power of the outstanding MSLO common stock not owned, directly or indirectly, by Martha Stewart and her affiliates (together, the “MSLO Stockholder Approval”).

Sequential and MSLO will prepare, and Sequential will cause TopCo to file with the Securities and Exchange Commission (“SEC”), a registration statement on Form S-4 in connection with the issuance of shares of TopCo Common Stock in the Mergers (the “Form S-4”), which will include a prospectus with respect to the shares to be issued in the MSLO Merger, a preliminary and definitive proxy statement with respect to the required vote of the stockholders of MSLO in connection with the MSLO Merger, and a preliminary and definitive information statement for Sequential’s stockholders (the “Combined Statement”) in connection with the approval by the written consent of the holders of a majority of the outstanding shares of Sequential Common Stock (the “Sequential Stockholder Approval”) (which was obtained by written consent on June 22, 2015 following execution and delivery of the Merger Agreement).

After the Closing Date, TopCo will be renamed Sequential Brands Group, Inc., TopCo Common Stock will be listed on Nasdaq, Sequential’s current board will become the board of directors of TopCo and Martha Stewart will join the TopCo Board.

The Merger Agreement generally contains reciprocal representations and warranties of each of MSLO and Sequential that are typical for a public company merger, and are qualified by information contained in each party’s respective SEC filings.

In addition to the MSLO Stockholder Approval described above, consummation of the Mergers is subject to customary conditions, including without limitation (i) the expiration or termination of any waiting period applicable to the consummation of the Mergers under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, (ii) obtaining the MSLO Stockholder Approval, (iii) obtaining the Sequential Stockholder Approval (which was obtained by written consent on June 22, 2015 following execution and delivery of the Merger Agreement, (iv) the receipt of certain tax opinions, (v) the effectiveness of the Form S-4, (vi) obtaining authorization for TopCo shares to be listed on Nasdaq and (vii) the absence of any law or order prohibiting the Mergers. Moreover, each party’s obligation to consummate the Mergers is subject to certain other conditions, including without limitation (x) the accuracy of the other party’s representations and warranties (subject to customary materiality qualifiers) and (y) the other party’s compliance with its covenants and agreements contained in the Merger Agreement (subject to customary materiality qualifiers).

During the period beginning on June 22, 2015 and continuing until 11:59 p.m. on July 22, 2015 (the “No Shop Period Start Date”), MSLO and its representatives may initiate, solicit and encourage any alternative acquisition proposals from third parties and participate in discussions and negotiate with third parties with respect to alternative acquisition proposals. Notwithstanding the No Shop Period Start Date, MSLO and its representatives may continue to engage in such activities until August 6, 2015 with any person or group of persons that submits a bona fide written acquisition proposal prior to the No Shop Period Start Date (each, an “Excluded Party”) that the MSLO Board of Directors determines in good faith constitutes or would reasonably be expected to result in a superior proposal, (provided such date and time shall be extended to the extent and during such period thereafter as MSLO is in active discussions with an Excluded Party). From and after the No Shop Period Start Date, MSLO will become subject to customary “no-shop” restrictions on its ability to solicit, initiate, endorse, knowingly encourage or knowingly facilitate alternative acquisition proposals. However, at any time prior to receipt of the MSLO Stockholder Approval, MSLO may provide information to and negotiate with third parties who submit alternative acquisition proposals that the MSLO Board has determined, after consultation with outside counsel and its financial advisor, are or are reasonably likely to lead to Superior Proposals (as defined below).

Prior to receipt of the MSLO Stockholder Approval, the MSLO Board may (at the recommendation of the Special Committee) change its recommendation (a “Change in Recommendation”) upon the occurrence of a development or change in circumstances that occurs or arises after the execution of the Merger Agreement (other than an acquisition proposal) that was not known to the MSLO Board at the time of execution of the Merger Agreement (an “Intervening Event”) or upon receipt of an alternative acquisition proposal that the MSLO Board has determined in good faith, after consultation with outside counsel and its financial advisor, is more favorable to the Company’s stockholders than the Mergers and the other transactions contemplated by the Merger Agreement (taking into account any proposed adjustments to the Merger Agreement as described below), after due consideration of all of the terms and conditions of such acquisition proposal (including all legal, financial, regulatory and other aspects of the proposal) (such proposal, a “Superior Proposal”) if, in each case, the MSLO Board determines in good faith, after consultation with its outside counsel and financial advisor, that failure to do so would be inconsistent with its fiduciary duties to the Company’s stockholders. In addition, prior to receipt of the MSLO Stockholder Approval, the MSLO Board may cause MSLO to terminate the Merger Agreement in order to enter into an alternative acquisition agreement with respect to an unsolicited Superior Proposal received after the date of the Merger Agreement.

Prior to effecting a Change in Recommendation or terminating the Merger Agreement, the MSLO Board must provide Sequential with advance written notice of its intention to do so, which notice shall specify the basis for the Change in Recommendation or termination and, in the case of a Superior Proposal, specifies the terms and conditions of, and the identity of the person making, such Superior Proposal, and contemporaneously furnishes a copy (if any) of the proposed alternative acquisition agreement and any other relevant transaction documents. Sequential has three business days after receipt of such notice (the “Match Period”) to negotiate with MSLO to make such adjustments in the terms and conditions of the Merger Agreement as would permit the MSLO Board not to effect a Change in Recommendation or terminate the Agreement. Any material amendment to the financial terms or any other material term of a Superior Proposal or material change in the facts or circumstances relating to an Intervening Event shall require a new written notice by MSLO and a new Match Period. The MSLO Board may effect a Change in Recommendation or terminate the Merger Agreement only if Sequential does not make a proposal (including any revisions to the terms of the Merger Agreement) within the Match Period that the MSLO Board determines in good faith obviates the need for a Change of Recommendation or termination of the Merger Agreement.

The Merger Agreement also contains mutual customary pre-closing covenants of Sequential and MSLO, including covenants, among others, (i) each to operate its businesses in the ordinary course consistent with past practice and to refrain from taking certain actions without the other party’s consent and (ii) each to use their respective reasonable best efforts to obtain governmental, regulatory and third party approvals. In addition, the Merger Agreement contains covenants that require MSLO to call and hold a special stockholder meeting and, subject to certain exceptions, require the MSLO Board to recommend that the MSLO stockholders approve the MSLO Merger and the Merger Agreement.

In connection with the financing of the transactions contemplated by the Merger Agreement, Sequential has entered into a commitment letter (the “Commitment Letter”) with GSO Capital Partners LP (“GSO Capital”), dated as of June 22, 2015, pursuant to which GSO Capital has committed (the “Debt Commitment”) to make available to Sequential two senior secured term loans facilities (the “Term Loans Facilities”) under which Sequential (and following the Closing Date, TopCo) may borrow (i) on the Closing Date, up to $300 million, plus (ii) on or after the Closing Date, up to an additional $60 million. In addition, GSO Capital has committed (the “Equity Commitment” and, together with the Debt Commitment, the “Financing Commitments”) under the Commitment Letter to purchase $10 million of TopCo Common Stock at a price of $13.50 per share. The proceeds of the Financing Commitments will be used to fund the MSLO Merger pursuant to the terms of the Merger Agreement, to repay existing debt of Sequential, to pay fees and expenses in connection with the foregoing, for working capital, capital expenditures, and other lawful corporate purposes of Sequential and its subsidiaries (and following the Closing Date, of TopCo and its subsidiaries). The Financing Commitments are subject to various conditions, including the negotiation and execution of definitive financing agreements prior to December 22, 2015 and the consummation of the Mergers in accordance with the terms and conditions set forth in the Merger Agreement.

The Merger Agreement contains certain provisions giving each of Sequential and MSLO rights to terminate the Merger Agreement, including in the event that: (i) the Mergers are not consummated on or before December 22, 2015, for reasons other than a breach by either party, (ii) the MSLO Stockholder Approval is not obtained, (iii) the MSLO Board effects a Change in Recommendation, or fails to publicly reaffirm its recommendation of the MSLO Merger or (iv) MSLO enters into a binding agreement providing for a superior alternative transaction before obtaining stockholder approval, subject to certain conditions.

The Merger Agreement further provides, that in the event that the Merger Agreement is terminated due to either a failure of MSLO to obtain the MSLO Stockholder Approval or a breach by MSLO of any covenants or agreements of the Merger Agreement (and such breach led to MSLO’s failure to consummate the transactions contemplated by the Merger Agreement), then MSLO will reimburse Sequential for all expenses incurred in connection with the Merger Agreement in an amount not to exceed $2.5 million. Additionally, upon termination in the event of certain circumstances, including a Change in Recommendation by the MSLO Board or MSLO entering into a binding agreement with another party providing for a superior alternative transaction, then MSLO will pay Sequential a termination fee. If the termination fee becomes payable as a result of MSLO entering into an alternative acquisition agreement prior to the No Shop Period Start Date or with an Excluded Party prior to August 6, 2015, the amount of the termination fee is $7.5 million. If the termination fee becomes payable under any other circumstances, the amount of the termination fee is $12.8 million.

Treatment of Benefit Plans in the Merger Agreement

At the effective time of the Mergers (the “Effective Time”), each option to acquire shares of MSLO Common Stock that is subject solely to a time-based condition (a “MSLO Stock Option”), whether vested or unvested, will be cancelled and converted into the right to receive a cash payment equal to the product of (A) the number of shares of MSLO Common Stock for which such MSLO Stock Option is exercisable and (B) the excess of the MSLO Cash Consideration over the per share exercise price of such MSLO Stock Option. In addition to the amounts in the immediately preceding sentence, if any such MSLO Stock Option was granted pursuant to an employment agreement requirement and subject to a performance vesting condition that has been satisfied and had included a minimum post-termination exercise period of 18 months, the holder of such MSLO Stock Options shall receive further consideration based on the MSLO Cash Consideration with value adjustments to reflect such holder’s specific exercise terms. If the exercise price per share of any MSLO Stock Option is equal to or greater than the MSLO Cash Consideration, such MSLO Stock Option will be cancelled without any payments.

Pursuant to the Merger agreement, at the Effective Time, each outstanding option to acquire shares of MSLO Common Stock that is subject to performance-based vesting conditions (a “MSLO Performance Stock Option”) and that is vested as of the Effective Time (taking into account the next following sentence) will be cancelled and converted into the right to receive a cash payment equal to the product of (A) the number of shares of MSLO Common Stock for which such MSLO Stock Performance Stock Option is exercisable and (B) the excess of the MSLO Cash Consideration over the per share exercise price of such MSLO Performance Stock Option. At the Effective Time, each unvested MSLO Performance Stock Option will vest at the Effective Time, unless and to the extent that the specified stock price condition(s) at which such MSLO Performance Stock Option would have vested in the ordinary course, as specified in the applicable award agreement, are higher than the MSLO Cash Consideration. All of the MSLO Performance Stock Options that remain unvested at the Effective Time held by any single holder will be collectively converted into the right for such holder to receive a cash payment in the amount equal to the MSLO Cash Consideration with value adjustments to reflect such holder’s specific vesting and exercise terms.

At the Effective Time, each outstanding award of restricted stock units corresponding to shares of MSLO Common Stock that is subject solely to a time-based vesting conditions (a “MSLO RSU Award”), will be cancelled and converted into the right to receive a cash payment equal to the MSLO Cash Consideration for each share of MSLO Common Stock subject to such MSLO RSU Award.

Pursuant to the Merger Agreement, at the Effective Time, each outstanding award of restricted stock units corresponding to shares of MSLO Common Stock that is subject to performance-based vesting conditions (a “MSLO Performance RSU Award”) and that is vested as of the Effective Time (taking into account the next following sentence) will be cancelled and converted into the right to receive a cash payment equal to the MSLO Cash Consideration for each share of MSLO Common Stock subject to such MSLO Performance RSU Award. At the Effective Time, each unvested MSLO Performance RSU Award will vest at the Effective Time, unless and to the extent that the specified stock price condition(s) at which such MSLO Performance RSU Award would have vested in the ordinary course, as specified in the applicable award agreement, are higher than the MSLO Cash Consideration. All of the MSLO Performance RSU Awards that remain unvested at the Effective Time held by any single holder will be collectively converted into the right for such holder to receive a cash payment in the amount equal to the MSLO Cash Consideration with value adjustments to reflect such holder’s specific vesting and exercise terms.

Pursuant to the Merger Agreement, any payments in respect of the MSLO Stock Options, MSLO Performance Stock Options, MSLO RSU Awards and MSLO Performance RSU Awards will be less any applicable taxes.

At the effective time of the Sequential Merger (the “Sequential Effective Time”), each outstanding option to acquire shares of Sequential Common Stock (a “Sequential Stock Option”), whether vested or unvested, will be converted into an option to purchase (A) that number of shares of TopCo Common Stock, rounded down to the nearest whole share, equal to the product determined by multiplying (x) the total number of shares of Sequential Common Stock subject to such Sequential Stock Option immediately prior to the Sequential Effective Time by (y) the Sequential Exchange Ratio, (B) at a per-share exercise price, rounded up to the nearest whole cent, equal to the quotient determined by dividing (x) the exercise price per share of Sequential Common Stock at which such Sequential Stock Option was exercisable immediately prior to the Sequential Effective Time by (y) the Sequential Exchange Ratio.

At the Sequential Effective Time, each outstanding award of restricted stock units corresponding to shares of Sequential Common Stock (a “Sequential RSU Award”), whether vested or unvested, will be converted into a TopCo restricted stock unit award with respect to a number of shares of TopCo Common Stock, rounded up to the nearest whole share, determined by multiplying the number of shares of Sequential Common Stock subject to such Sequential RSU Award immediately prior to the Sequential Effective Time by the Sequential Exchange Ratio. To the extent that the Sequential RSU Awards vest in whole or in part based on the achievement of performance goals, the compensation committee of the Sequential Board will appropriately adjust such performance goals to reflect the effect of the transactions contemplated by the Merger Agreement.

Pursuant to the Merger Agreement, at the Sequential Effective Time, each unvested outstanding award of restricted Sequential Common Stock (a “Sequential Restricted Stock Award”) will be converted into a Topco restricted stock award with respect to a number of shares of TopCo Common Stock, rounded up to the nearest whole share, determined by multiplying the number of shares of Sequential Common Stock subject to such Sequential Restricted Stock Award immediately prior to the Sequential Effective Time by the Sequential Exchange Ratio. To the extent that the Sequential Restricted Stock Awards vest in whole or in part based on the achievement of performance goals, the compensation committee of the Sequential Board will appropriately adjust such performance goals to reflect the effect of the transactions contemplated by this Agreement.

At the Sequential Effective Time, each outstanding warrant to purchase any shares of Sequential Common Stock or other equity interests (a “Sequential Warrant”), whether vested or unvested, will be converted into a warrant to purchase shares of TopCo Common Stock with respect to a number of TopCo Common Stock, rounded up the nearest whole share, determined by multiplying the number of shares of Sequential Common Stock subject to such Sequential Warrant immediately prior to the Effective Time by the Sequential Exchange Ratio.

Additional Information about the Merger Agreement

The foregoing description of the Merger Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Merger Agreement, which is filed as Exhibit 2.1 and is incorporated herein by reference.

The Merger Agreement has been included to provide investors and security holders with information regarding its terms. It is not intended to provide any other factual information about Sequential, Singer Merger Sub, MSLO, Madeline Merger Sub, TopCo or any of their respective subsidiaries or affiliates. The representations, warranties and covenants contained in the Merger Agreement (a) were made by the parties thereto only for purposes of that agreement and as of specific dates; (b) were made solely for the benefit of the parties to the Merger Agreement; (c) may be subject to limitations agreed upon by the contracting parties, including being qualified by confidential disclosures exchanged between the parties in connection with the execution of the Merger Agreement (such disclosures include information that has been included in public disclosures, as well as additional non-public information); (d) may have been made for the purposes of allocating contractual risk between the parties to the Merger Agreement instead of establishing these matters as facts; and (e) may be subject to standards of materiality applicable to the contracting parties that differ from those applicable to investors. Accordingly, the Merger Agreement is included with this filing only to provide investors with information regarding the terms of the Merger Agreement, and not to provide investors with any other factual information regarding Sequential, Singer Merger Sub, MSLO, Madeline Merger Sub, TopCo or their respective businesses. Investors should not rely on the representations, warranties and covenants or any descriptions thereof as characterizations of the actual state of facts or condition of Sequential, Singer Merger Sub, MSLO, Madeline Merger Sub, TopCo or any of their respective subsidiaries or affiliates. Additionally, the representations, warranties, covenants, conditions and other terms of the Merger Agreement may be subject to subsequent waiver or modification. Moreover, information concerning the subject matter of the representations, warranties and covenants may change after the date of the Merger Agreement, which subsequent information may or may not be fully reflected in MSLO’s public disclosures. The Merger Agreement should not be read alone, but should instead be read in conjunction with the other information regarding MSLO that is or will be contained in, or incorporated by reference into, the Forms 10-K, Forms 10-Q and other documents that are filed with the Securities and Exchange Commission.

Voting Agreement

In connection with the execution of the Merger Agreement, MSLO’s Founder and Chief Creative Officer, Martha Stewart and the Martha Stewart Family Limited Partnership (“MSFLP” and, together with Ms. Stewart, the “MS Stockholders”), Sequential and TopCo entered into a Voting and Support Agreement (the “Voting Agreement”). Under the Voting Agreement the MS Stockholders agreed to vote or cause to be voted, in person or by proxy, their shares of Class A Common Stock and Class B Common Stock (i) in favor of the MSLO Merger, (ii) against any action or agreement submitted for the vote or written consent of stockholders that is in opposition to the MSLO Merger and (iii) against any alternative acquisition proposal. The Voting Agreement terminates on the earliest of (i) the date the Merger Agreement is terminated in accordance with its terms, (ii) the closing of the MSLO Merger, (iii) the MSLO Board withdrawing or modifying the recommendation of advisability of the MSLO Merger or recommending or declaring advisable the approval by MSLO stockholders of an alternative proposal, (iv) the date the MSLO Stockholder Approval has been obtained, (v) the delivery of notice by

Sequential of the termination of the Voting Agreement and (vi) the delivery of notice by the MS Stockholders to Sequential of the termination of the Voting Agreement, to the extent permitted under applicable law, in the event of certain fundamental amendments to the Merger Agreement without the prior consent of the MS Stockholders. The MS Stockholders also agreed not to exercise any appraisal rights they may have under Delaware law in connection with the MSLO Merger, and TopCo and Sequential agreed, following the Closing Date, to cause MSLO to reimburse up to $4,000,000 in out-of-pocket fees and expenses incurred by the MS Stockholders in connection with the negotiation, execution, and delivery of the Merger Agreement, the Voting Agreement and the other agreements contemplated thereby. Also pursuant to the Voting Agreement, (i) the revocable proxy, dated October 6, 2004, whereby Martha Stewart appointed Alexis Stewart as her true and lawful proxy, attorney-in-fact and agent with respect to all of the securities of MSLO that are owned by Martha Stewart from time to time and (ii) the power of attorney, dated October 6, 2004, whereby MSFLP appointed Alexis Stewart as its true and lawful proxy, attorney-in-fact and agent with respect to all of the securities of the Company that are owned by MSFLP from time to time, were each revoked.

The foregoing description of the Voting Agreement and the transactions contemplated thereby does not purport to be complete and is subject to, and qualified in its entirety by, the full text of the Voting Agreement, a copy of which is attached hereto as Exhibit 99.1 and incorporated herein by reference.

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

Martha Stewart Employment Agreement

On June 22, 2015, in connection with the transactions contemplated by the Merger Agreement, TopCo entered into an agreement with Martha Stewart with respect to her employment, as described below. At the Effective Time, this agreement will replace (and is based on) the employment agreement currently in existence between Ms. Stewart and MSLO. The employment agreement has an initial term commencing on the Closing Date and ending on December 31, 2020, provided that the term will automatically be renewed for five additional calendar years ending December 31, 2015 if either the aggregate gross licensing revenues (as defined in the employment agreement) for calendar years 2018 through 2020 exceed $195 million or the gross licensing revenues for calendar year 2020 equal or exceed $65 million.

During the term of her new employment agreement with TopCo, Ms. Stewart will, among other things, serve as Founder and Chief Creative Officer of TopCo and will be entitled to receive, among other things, (i) an annual base salary of $500,000 per year, (ii) a guaranteed annual payment of $1.3 million (the “Guaranteed Payment”), (iii) annually, 10% of the gross licensing revenues in excess of a specified threshold (the “Incentive Payment”), (iv) the opportunity to earn an annual bonus, and (v) payment of certain of Ms. Stewart’s expenses, up to an annual maximum amount.

In the event that the new employment agreement is not renewed after its initial term, Ms. Stewart instead will consult for TopCo through December 31, 2025, and she will receive an annual fee ranging from $1.5 million to $4.5 million, determined based on gross licensing revenues.

In addition, and regardless of whether Ms. Stewart remains employed with TopCo, beginning in 2026 and ending on the later of December 31, 2030 and the date of her death, TopCo will pay to Ms. Stewart 3.5% of the annual gross licensing revenues for each such year.

Upon certain qualifying terminations of her employment, Ms. Stewart will be entitled to, among other things, continued payment of (a) her base salary, the Guaranteed Payment, the Incentive Payment and reimbursement of expenses, all as if Ms. Stewart had remained employed through the end of the then-current term, and (b) continuation of certain benefits and perquisites for a specified period of time post-termination. If such termination occurs at the end of the initial term of the employment agreement, when it (i) would have been extended under the terms of the agreement, the payments in clause (a) above will continue through the end of what would have been the extended term; or (ii) would not have been extended under the terms of the agreement, then Ms. Stewart will receive the consulting fee as described above.

If the Merger Agreement is terminated, Ms. Stewart’s employment agreement with TopCo will automatically terminate and Ms. Stewart’s employment agreement with MSLO will continue in accordance with its terms.

The foregoing description of the employment agreement does not purport to be complete and is subject to, and qualified in its entirety by, the full text of the employment agreement, a copy of which is attached hereto as Exhibit 10.1 and incorporated herein by reference.

Martha Stewart Amended and Restated Intellectual Property License and Preservation Agreement

Also on June 22, 2015, MSLO and Martha Stewart entered into an Amended and Restated Intellectual Property License and Preservation Agreement (the “Amended IP Agreement”), which, at the Effective Time, will supersede the Intellectual Property License and Preservation Agreement, dated as of October 22, 1999 between MSLO and Martha Stewart (as amended prior to the date hereof, the “Prior IP Agreement”). Under the terms of the Amended IP Agreement, Martha Stewart grants MSLO an exclusive, worldwide, perpetual, royalty-free license to use her name, image, signature, voice and likeness for MSLO’s products and services, subject to certain standards and restrictions set forth therein. The Amended IP Agreement contains various customary provisions regarding MSLO’s obligations to preserve the quality of the licensed marks and to protect these marks from infringement by third parties. If the Merger Agreement is terminated, the Amended IP Agreement will automatically terminate and the Prior IP Agreement will continue in accordance with its terms.

The foregoing description of the Amended IP Agreement does not purport to be complete and is subject to, and qualified in its entirety by, the full text of the Amended IP Agreement, a copy of which is attached hereto as Exhibit 10.2 and incorporated herein by reference.

Martha Stewart Amended and Restated Intangible Asset License Agreement

Also on June 22, 2015, MSLO entered into an Amended and Restated Intangible Asset License Agreement (the “Amended Intangible Agreement”) with MS Real Estate Management Company (the “Licensor”), an entity owned by Martha Stewart, which, at the Effective Time, will supersede the Intangible Asset License Agreement between the Licensor and MSLO, dated as of June 13, 2008, as such agreement was amended from time to time (the “Prior Intangible Agreement”). Pursuant to the Amended Intangible Agreement, MSLO will pay an annual fee of $1.7 million to the Licensor over the term for the perpetual, exclusive right to use Ms. Stewart’s lifestyle intangible asset in connection with MSLO products and services and during the term of the Amended Intangible Agreement to access various real properties owned by Ms. Stewart. The Amended Intangible Agreement has an initial term which commences on the Effective Time and expires on December 31, 2020, subject to a five-year automatic renewal in the event that gross licensing revenues exceed certain thresholds set forth in the Amended Intangible Agreement. The Licensor will be responsible, at its expense, to maintain, landscape and garden the properties in a manner consistent with past practices; provided, however, that MSLO will be responsible for Company-approved costs associated with the Licensor’s business expenses, and will reimburse Licensor for up to $100,000 of approved and documented household expenses. If the Merger Agreement is terminated, the Amended Intangible Agreement will automatically terminate and the Prior Intangible Agreement will continue in accordance with its terms.

The foregoing description of the Amended Intangible Agreement does not purport to be complete and is subject to, and qualified in its entirety by, the full text of the Amended Intangible Agreement, a copy of which is attached hereto as Exhibit 10.3 and incorporated herein by reference.

Allison Hoffman Amendment to Employment Agreement

On June 22, 2015, MSLO and Allison Hoffman amended her employment agreement to provide for a special bonus. Under the amendment, Ms. Hoffman will receive a one-time, non-recurring, guaranteed bonus in the amount of $150,000 if Ms. Hoffman is still employed with MSLO through December 31, 2015 or her employment is terminated prior to such date by MSLO without “cause” (as such term is defined in her employment agreement). The special bonus will be separate and distinct from, and in addition, to any payment that may be payable to Ms. Hoffman under MSLO’s annual incentive plan.

In addition, if Ms. Hoffman’s employment terminates prior to December 31, 2015 on account of her death or disability, she will receive payment of a pro-rated special bonus, based on her service through the date of termination. If Ms. Hoffman is terminated with “cause” or she terminates her employment for any reason other than death or disability prior to the date the special bonus is paid, her special bonus will be forfeited.

The foregoing description of the amendment to employment agreement does not purport to be complete and is subject to, and qualified in its entirety by, the full text of the amendment to employment agreement, a copy of which is attached hereto as Exhibit 10.4 and incorporated herein by reference.

Item 5.03	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On June 22, 2015, the MSLO Board amended the MSLO By-Laws to adopt a new Section 8 to Article VI, which is set forth as follows:

Unless the Corporation consents in writing to the selection of an alternative forum, the Court of Chancery of the State of Delaware (or, if the Court of Chancery does not have jurisdiction, the federal district court for the District of Delaware) shall be the sole and exclusive forum for any (i) derivative action or proceeding brought on behalf of the Corporation, (ii) action asserting a claim for breach of a fiduciary duty owed by any director, officer, employee or agent of the Corporation to the Corporation or the Corporation’s shareholders, (iii) action asserting a claim arising pursuant to any provision of the Delaware General Corporation Law or the Certificate of Incorporation or Bylaws (as either may be amended from time to time) of the Corporation or (iv) any action asserting a claim governed by the internal affairs doctrine. If any action the subject matter of which is within the scope of the preceding sentence is filed in a court other than a court located within the State of Delaware (a “Foreign Action”) in the name of any stockholder, such stockholder shall be deemed to have consented to (a) the personal jurisdiction of the state and federal courts located within the State of Delaware in connection with any action brought in any such court to enforce the preceding sentence and (b) having service of process made upon such stockholder in any such action by service upon such stockholder’s counsel in the Foreign Action as agent for such stockholder.

Item 8.01	Other Events

Also on June 22, 2015, Martha Stewart, MSFLP, Alexis Stewart, the Martha Stewart 1999 Family Trust, the Martha Stewart 2000 Family Trust and the Martha and Alexis Stewart Charitable Foundation (collectively, the “Stewart Stockholders”) entered into a Registration Rights Agreement (the “Registration Rights Agreement”) with TopCo, which grants the Stewart Stockholders certain “demand” registration rights for up to two offerings of greater than $15 million each, certain “S-3” registration rights for up to three offerings of greater than $5 million each and “piggyback” registration rights with respect to the shares of TopCo common stock held by the Stewart Stockholders (whether issued pursuant to the Merger Agreement or acquired thereafter) and their transferees. All reasonable expenses incident to such registrations generally are required to be borne by the TopCo. The Registration Rights Agreement becomes effective upon the Effective Time and terminates if the Merger Agreement is terminated.

The foregoing description of the Registration Rights Agreement does not purport to be complete and is subject to, and qualified in its entirety by, the full text of the Registration Rights Agreement, a copy of which is attached hereto as Exhibit 99.2 and incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits

(d)	Exhibits

Exhibit Number	Description

2.1*	Agreement and Plan of Merger, dated as of June 22, 2015, by and among MSLO, Madeline Merger Sub, Inc., Sequential Brands Group, Inc., Singer Merger Sub, Inc., and Singer Madeline Holdings, Inc.

3.1	By-Law Amendment, Article VI Section 8.

10.1	Employment Agreement, dated as of June 22, 2015, by and between Singer Madeline Holdings, Inc. and Martha Stewart.

10.2	Amended and Restated Intellectual Property License and Preservation Agreement, dated as of June 22, 2015, by and between Martha Stewart and MSLO.

10.3	Amended and Restated Intangible Asset License Agreement, dated as of June 22, 2015, by and between MS Real Estate Management Company and MSLO.

10.4	Employment Agreement between Allison Hoffman and MSLO, dated October 16, 2014, as amended June 22, 2015.

99.1	Voting Support and Agreement, dated as of June 22, 2015, by and among Sequential Brands Group, Inc., Singer Madeline Holdings, Inc., and certain stockholders of Martha Stewart Living Omnimedia, Inc.

99.2	Registration Rights Agreement, dated as of June 22, 2015, by and between Singer Madeline Holdings, Inc. and certain stockholders of MSLO.

*	Schedules have been omitted pursuant to Item 601(b)(2) of Regulation S-K. MSLO hereby agrees to furnish supplementally a copy of any of the omitted schedules upon request by the U.S. Securities and Exchange Commission.

Additional Information and Where to Find It

In connection with the proposed merger transaction, MSLO and Sequential will cause TopCo to file with the SEC a Registration Statement on Form S-4 that will contain a proxy statement/prospectus for MSLO’s special meeting and other relevant documents. MSLO intends to furnish to MSLO’s stockholders the proxy statement/prospectus and other relevant documents. BEFORE MAKING ANY VOTING DECISION, MSLO’S STOCKHOLDERS ARE URGED TO READ THE PROXY STATEMENT/PROSPECTUS IN ITS ENTIRETY WHEN IT BECOMES AVAILABLE AND ANY OTHER DOCUMENTS TO BE FILED WITH THE SEC IN CONNECTION WITH THE PROPOSED MERGER OR INCORPORATED BY REFERENCE IN THE PROXY STATEMENT/PROSPECTUS BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT THE PROPOSED MERGER AND THE PARTIES TO THE MERGER. MSLO’s stockholders will be able to obtain a free copy of documents filed with the SEC at the SEC’s website at http://www.sec.gov. In addition, MSLO’s stockholders may obtain a free copy of the proxy statement/prospectus and other of MSLO’s filings with the SEC from MSLO’s website at www.marthastewart.com/IR or by directing a request to: Martha Stewart Living Omnimedia, Inc., Attn: Corporate Secretary, 601 West 26th Street, New York, New York 10001 or knash@marthastewart.com.

The directors, executive officers and certain other members of management and employees of MSLO may be deemed “participants” in the solicitation of proxies from stockholders of MSLO in favor of the proposed merger. Information regarding the persons who may, under the rules of the SEC, be considered participants in the solicitation of the stockholders of MSLO in connection with the proposed merger will be set forth in the proxy statement and the other relevant documents to be filed with the SEC. You can find information about MSLO’s executive officers and directors in its Annual Report on Form 10-K filed with the SEC on March 6, 2015, Amendment No. 1 to the Annual Report on Form 10-K/A filed with the SEC on April 27, 2015 and in its definitive proxy statement filed with the SEC on Schedule 14A on April 7, 2014. Information about Sequential’s directors and executive officers is available in Sequential’s proxy statement for its 2015 Annual Meeting of Stockholders filed with the SEC on April 16, 2015. Other information regarding the participants in the proxy solicitation and a description of their direct and indirect interests, by security holdings or otherwise, will be contained in the proxy statement/prospectus and other relevant materials to be filed with the SEC regarding the Mergers when they become available. Investors should read the proxy statement/prospectus carefully when it becomes available before making any voting or investment decisions. You may obtain free copies of these documents from using the applicable sources indicated above.

This document and the information contained herein shall not constitute an offer to sell or the solicitation of an offer to buy any securities, nor shall there be any sale of securities in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such jurisdiction. No offering of securities shall be made except by means of a prospectus meeting the requirements of Section 10 of the U.S. Securities Act of 1933, as amended.

Forward-Looking Statements

Statements in this Current Report on Form 8-K and the exhibits furnished or filed herewith that relate to future results and events are forward-looking statements based on MSLO’s current expectations. Actual results and events in future periods may differ materially from those expressed or implied by these forward-looking statements because of a number of risks, uncertainties and other factors. All statements other than statements of historical fact are statements that could be deemed forward-looking statements. Risks, uncertainties and assumptions include, but are not limited to: (1) the occurrence of any event, change or other circumstances that could give rise to the termination of the Merger Agreement; (2) the inability to complete the proposed merger due to the failure to obtain stockholder approvals for the proposed merger or the failure to satisfy other conditions to completion of the proposed merger, including that a governmental entity may prohibit, delay or refuse to grant approval for the consummation of the transaction; (3) the failure of Sequential to obtain the necessary financing arrangements to consummate the transaction; (4) risks related to disruption of management’s attention from MSLO’s ongoing business operations due to the transaction; and (5) the effect of the announcement of the proposed merger on MSLO’s relationships with its licensing partners, operating results and business generally.

Actual results may differ materially from those indicated by such forward-looking statements. In addition, the forward-looking statements represent MSLO’s views as of the date on which such statements were made. MSLO anticipates that subsequent events and developments will cause its views to change. However, although MSLO may elect to update these forward-looking statements at some point in the future, it specifically disclaims any obligation to do so. These forward-looking statements should not be relied upon as representing MSLO’s views as of any date subsequent to the date hereof. Additional factors that may cause results to differ materially from those described in the forward-looking statements are set forth in MSLO’s Annual Report on Form 10-K filed with the SEC on March 6, 2015, Amendment No. 1 to the Annual Report on Form 10-K/A filed with the SEC on April 27, 2015, and in subsequent reports on Forms 10-Q and 8-K filed with the SEC by MSLO.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MARTHA STEWART LIVING OMNIMEDIA, INC.

	By:	/s/ Allison Hoffman
		Name:	Allison Hoffman
Date: June 23, 2015		Title:	Executive Vice President, General Counsel and Corporate Secretary

EXHIBIT INDEX

Exhibit Number	Description

2.1*	Agreement and Plan of Merger, dated as of June 22, 2015, by and among MSLO, Madeline Merger Sub, Inc., Sequential Brands Group, Inc., Singer Merger Sub, Inc., and Singer Madeline Holdings, Inc.

3.1	By-Law Amendment, Article VI Section 8.

10.1	Employment Agreement, dated as of June 22, 2015, by and between Singer Madeline Holdings, Inc. and Martha Stewart.

10.2	Amended and Restated Intellectual Property License and Preservation Agreement, dated as of June 22, 2015, by and between Martha Stewart and MSLO.

10.3	Amended and Restated Intangible Asset License Agreement, dated as of June 22, 2015, by and between MS Real Estate Management Company and MSLO.

10.4	Employment Agreement between Allison Hoffman and MSLO, dated October 16, 2014, as amended June 22, 2015.

99.1	Voting Support and Agreement, dated as of June 22, 2015, by and among Sequential Brands Group, Inc., Singer Madeline Holdings, Inc., and certain stockholders of Martha Stewart Living Omnimedia, Inc.

99.2	Registration Rights Agreement, dated as of June 22, 2015, by and between Singer Madeline Holdings, Inc. and certain stockholders of MSLO.

*	Schedules have been omitted pursuant to Item 601(b)(2) of Regulation S-K. MSLO hereby agrees to furnish supplementally a copy of any of the omitted schedules upon request by the U.S. Securities and Exchange Commission.